UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 21, 2011

JJ&R VENTURES, INC,
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53981	20-8610073
(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 129
Carson City, NV	89706
(Address of Principal Executive Offices)	(Zip Code)

(831) 521-7410
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On July 21, 2011, JJ&R Ventures, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with its newly formed wholly-owned subsidiary Blue Calypso, Inc. (“Blue Calypso”). Pursuant to the Merger Agreement, Blue Calypso was merged into and with the Company (the “Merger”). In connection with the Merger and in accordance with Section 92A.180 of the Nevada Revised Statutes (“NRS”), the name of the Company was changed from “JJ&R Ventures, Inc.” to “Blue Calypso, Inc.”

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2011, the Company filed a Certificate of Change to its Articles of Incorporation in order to effect a forward split of all of its outstanding shares of common stock at a ratio of three and four tenths (3.4) for one (1) (the “Forward Split”). The record date for the Forward Split is August 1, 2011 and the effective date of the Forward Split is August 1, 2011. The Forward Split was effected by the board of directors of the Company in accordance with Section 78.207 of the NRS by correspondingly increasing the number of shares of common stock that the Company is authorized to issued from Two Hundred Million (200,000,000) shares to Six Hundred Eighty Million (680,000,000) shares.

Item 9.01

Financial Statements and Exhibits.

(c)  Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger by and between JJ&R Ventures, Inc. and Blue Calypso, Inc. dated July 21, 2011
2.2	Articles of Merger dated July 21, 2011
3.1	Certificate of Change dated July 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JJ&R VENTURES, INC.

Date:  July 26, 2011

By: /s/ Deborah Flores

       Deborah Flores

President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger by and between JJ&R Ventures, Inc. and Blue Calypso, Inc. dated July 21, 2011
2.2	Articles of Merger dated July 21, 2011
3.1	Certificate of Change dated July 21, 2011

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